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                                                                     Exhibit 11


                             SUMMIT TECHNOLOGY, INC.


                     STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                            THREE MONTHS            NINE MONTHS
                                                         ENDED SEPTEMBER 30,      ENDED SEPTEMBER 30,
  (IN THOUSANDS, EXCEPT PER SHARE  AMOUNT                 1996        1995         1996         1995
  -----------------------------------------------------------------------------------------------------

  Net income (loss)                                     $(3,941)     $   536     $(19,475)     $(3,511)
  Primary income (loss) per share:
  Common Stock                                           30,963       26,959       30,950       26,936
  Stock Options                                               -          389            -            -
                                                        -------      -------     --------      -------
  Weighted average common shares outstanding             30,963       27,348       30,950       26,936
                                                        -------      -------     --------      -------
  Income (loss) per share                               $  (.13)     $   .02     $   (.63)     $  (.13)
                                                        -------      -------     --------      -------
  Fully diluted income (loss) per share:
  Common Stock                                           30,963       26,957       30,950       26,936
  Stock Options                                               -          392            -            -
                                                        -------      -------     --------      -------
  Weighted average common shares outstanding             30,963       27,349       30,950       26,936
                                                        -------      -------     --------      -------
  Income (loss) per share                               $  (.13)     $   .02     $   (.63)     $  (.13)
                                                        -------      -------     --------      -------